LINCOLN ELECTRIC HOLDINGS, INC.


Power of Attorney
To Sign and File Section 16 and Rule 144 Reporting Forms



	THE UNDERSIGNED, Geoffrey P. Allman, deemed to be an Officer of Lincoln
Electric Holdings, Inc., hereby constitutes and appoints Frederick G. Stueber,
Vincent K. Petrella, Paul R. Klingensmith and Jennifer I. Ansberry, or any of
them, as his attorney-in-fact to sign and file on the undersigned's behalf (i)
any and all forms and reports required under Section 16 of the Securities
Exchange Act of 1934, including all Forms 3, 4 and 5, relating to Lincoln's equity securities; and (ii) any and all notices required by Rule 144 under the
Securities Act of 1933 with respect to the sale of shares of Lincoln's equity securities.  This power of attorney shall remain valid, unless earlier revoked in writing, for as long as the undersigned is deemed to be an Officer of Lincoln or until the reporting obligation ceases (whichever first occurs).
	IN WITNESS WHEREOF, the undersigned hereunto places his hand this 19th day of
December 2014.

							/s/ Geoffrey P. Allman
                                                        Geoffrey P. Allman